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                                                                    EXHIBIT 21.1


                              eLOYALTY SUBSIDIARIES



Name of Company                             Jurisdiction of Incorporation
---------------                             -----------------------------
eLoyalty Europe Holding Corporation                   Delaware
eLoyalty International Holding, Inc.                  Illinois
eLoyalty (Netherlands) B.V.                           Netherlands
eLoyalty (Canada) Corporation                         Canada
eLoyalty (Deutschland) GmbH                           Germany
eLoyalty (UK) Limited                                 England & Wales
eLoyalty (France) S.A.R.L.                            France
eLoyalty Corporation (Australia) Pty. Ltd.            Australia
eLoyalty International Limited                        Ireland